Exhibit 5

Yaakov Neeman*
Tuvia Erlich
Meir Linzen
Alan Sacks
Yaacov Brandt
Ehud Sol
Janet Levy Pahima
Amir Seraya
Yael (Neeman) Bar-Shai
Yaacov Sharvit
Eliot Sacks
Baruch Katzman
David Zailer
Mark Phillips
Adam Eytan
Orly Gerbi
Moshe Hardi
Gilad Wekselman
Yossi Ashkenazi
Gil White
Anthony Leibler
Eldad Chamam
Ilanit Landesman Yogev
Limor Hodir
Ory  Nacht
Maya Racine Netser
Esther Sternbach
Roni Libster
Menachem Neeman
Karen  L. Elburg
Hanan Haviv
Liat Shaked-Katz
Ruth Dagan
Asher Dovev
Odelia Offer
Sharon Petel
Moria Tam-Harshoshanim
Guy Katz
Daniel Reisner
Nurit Dagan
Yaniv Dinovitch
Nir Raber
Harriet Finn

Jay K. Kupietzky
Alon Ziv
Ofir Segev
Ran Hai
Ronen Reingold
Haya Ehrman
Tal Dror Schwimmer
Shai Kagan
Chagai Vered
Gilad Majerowicz
Yuval Navot
Irit Roth
Boaz Golan
Michal Caspi
Shira Margalit -Elbaz
Efri Berkovich
Yehoshua Gurtler
Shachar Porat
Amir Peres
Yair Geva
Nir Dash
Itzhak Shragay
Eran Lempert
Tamara Tapoohi Waldman
Hanna Bilavsky
Saar Pauker
Orit Hipsher
Moshe Yaacov
Daniel Lipman Lowbeer
Carmit Keanan
Nimrod Kozlovski
Neil Wilkof
Moran Yemini
Ofer Granot
Tal Even-Zahav
Haim Machluf
Ruth Bergwerk
Ron Ben-Menachem
Yuval Meidar
Aviram Hazak
Aya Ben David Ashbel
Efrat Ben-Eliezer
Sagit Avital-Asaf

Rotem Virnik
Robert Wiseman
Michal Gutelzon
Dan Sharot
Vladi Borodovsky
Yoni Frider
Itai Sarfaty
Elad Shaul
Gal Schwartz
Ran Kedem
Ra'anan Sagi
Na’ama Babish
Revital Katz
Eran Wagner
Orit Strauss
Dana Gal-Altbauer
Ronen Hausirer
Michal Haberfeld
Hen Tirosh
Racheli Pry-Reichman
Gilad Neeman
Ifat Pagis-Gelman
Ayelet Regavim-Kahanov
Ariel Yosefi
Asaf Nahum
Tal Hamdi
Yael Chervinsky  Edan
Gilad Shay
Roi Hayun
Coby Solomon
Maayan Hammer-Tzeelon
Chen Luzzatto
Keren Assaf
Tseela Yurkevich
Limor Lerner  Shechter
Adina Shapiro
Lev Zigman
Noa Landau Bar-Ner
Uriel Mozes
Tsouriel Picard
Tamar Fefer-Solomon
Elad Wieder
Ilana Berman-Nir

Tamar Bachar
Nir Gal
Adar Ortal
Ohad Elkeslassy
Efrat Tzur
Dana Kashi
Nir Miller
Dikla Nassi
Chen Dekel-Zilber
Jennifer Schear
Yotam Blaushild
Liran Barak
Chen Moyal
Eyal Shaltieli
Alon Lederman
Michal Pereg
Erez Nahum
Tomer Farkash
Maor Roth
Rosie Mordoch-Ron
Keren Horowitz
Chen Perek
Zara Gold
Sahar Regev
Omer Yaniv
Nadav Yariv
Jenia Melkhior
Karin Fried
Tal Avigdory
Yehonatan Ohayon
Lital Wolfovitz
Mor Atias
Reut Alcalay
Menachem Danishefsky
Michal Weisbert
Liraz Cohen
Aviv Parienty
Rafael Herbst
Zvika Friedman
Sarit Shainboim
Netanel Haim
Yael Hauser
Itamar Gur

Yehuda Hommfor
Doron Hindin
Amit Laufer
Rotem Shay
Talia Blazer
Nimrod Praver
Tomer Marsha
Shani Gertzman
Nofar Asselman
Tal Zohar
Noy Levinson
Maayan Clara Padlon
Einat Steiner
Tom Waltner
Orly Erlich
Oshrit Aviv
Sigal Berger
Eitan Ella
Noa Gruman
Hila Dovev
Noa Leon
Natan Rosenwasser
Grigory Danovich
Lior Sofer
Maya Rozenwax
Dana Comber
Odelia Efrath
Ilan Eliav
Erez Levy
Chen Biton
Eliran Doyev
Orr Diskin
Roi Lagrisi
Daniel Paz
Isaac Zarfati
Sharon Zfoni
Gal Sagi
Sharbel Shama
Smadar Shunim
Erez Abu
Amir Cooper
Hofit Cahana

December 26 , 2013
File No.	10887

601 Union Street, Suite 4616
Seattle, Washington 98101
(206) 395-4152

Ladies and Gentlemen,

We have acted as special Israeli counsel to BluePhoenix Solutions Ltd., an Israeli company (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission on the date hereof.  The Registration Statement relates to the registration under the Securities Act of 1933, as amended, of 350,000 ordinary shares of the Company, par value NIS 0.04 per share (the “Ordinary Shares”), authorized for issuance under the BluePhoenix Solutions Ltd. 2007 Award Plan (the "Plan").

In so acting, we have examined such statutes, regulations, corporate records, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

                Asia House, 4 Weizmann St., Tel-Aviv 6423904, Israel, Tel: (972)-3-692-2020, Fax (972)-3-696-6464, e-mail: hfn@hfn.co.il     www.hfn.co.il

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.  As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.  We have considered such questions of Israeli law as we have deemed necessary for the purpose of rendering this opinion.  We are members of the Bar of the State of Israel and, in rendering our opinion, we do not pass (expressly or by implication) on the laws of any jurisdiction other than the State of Israel. Our opinion relates only to Israeli laws.

Based upon the foregoing, we are of the opinion that the Ordinary Shares authorized for issuance under the Plan have been duly authorized and, when issued and paid for in the manner contemplated by the Plan will be validly issued, fully paid and nonassesable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Herzog, Fox & Neeman